UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

OSIRIS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32966	71-0881115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7015 Albert Einstein Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (443) 545 - 1800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into Material Definitive Agreement.

On June 6, 2007 the Company priced a private placement of an aggregate of 1,757,469 shares of its common stock at $11.38 per share, through the efforts of  Friedli Corporate Finance, Inc., all as further described in the first three paragraphs of Item 7.01 of this Form 8-K, which paragraphs are incorporated into this Item 10.01 by reference. The Letter Agreement between the Registrant and Friedli Corporate Finance, Inc. and the form of Subscription Agreement for shares in the private placement are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

ITEM 3.02 Unregistered Sales of Equity Securities.

On June 6, 2007, the Company priced a  private placement of an aggregate of 1,757,469 shares of its common stock at $11.38 per share, through the efforts of  Friedli Corporate Finance, Inc., all as further described in the first three paragraphs of Item 7.01 of this Form 8-K, which paragraphs are incorporated into this Item 3.02 by reference.

ITEM 7.01 Regulation FD Disclosure.

On June 6 2007, Osiris Therapeutics, Inc. (“Osiris”) issued a press release announcing that it had priced a private placement of its common stock through the efforts of  Friedli Corporate Finance, Inc. of Switzerland.  The Company agreed to sell 1,757,469 shares of its common stock at $11.38 per share, raising approximately $20.0 million.  The shares will be sold in a private placement intended to comply with Regulation S of the Securities Act of 1933 to institutional and accredited investors primarily based in Switzerland.  There were no commissions paid on the proceeds raised.  The proceeds from the placement are inteded to used to fund further development of the Company’s adult stem cell products, currently in Phase III clinical trials.

The placement was led by Peter Friedli, the Chairman of the Board of Directors and largest stockholder of Osiris.  Mr. Friedli is also the President and sole owner of Friedli Corporate Finance, Inc.  Included among the purchasers of the common stock is Peter Friedli, individually, who will invest $14.0 million and New Venturetec, Inc., a Swiss publicly traded company approximately 3% owned by Mr. Friedli who serves as its President, which will invest an additional $3.0 million.  The Board of Directors of Osiris, including all the independent directors, but with Mr. Friedli abstaining, unanimously approved the offer and sale of the common stock, including the sale of a portion of the offering to Mr. Friedli and New Venturetec, Inc. and the arrangements with Friedli Corporate Finance, Inc.

The securities have not been registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or any state securities laws and may not be offered or sold within the United States or to U.S. Persons unless registered under the U.S. Securities Act and applicable state securities laws or unless an exemption from such registration is available.  Pursuant to the terms of the placement the holders are provided demand registration rights for the shares of common stock, but only after such time as the Company becomes eligible to effect such registration pursuant to a registration statement on Form S-3 or another “short form” registration statement.

The press release announcing the private placement is being filed pursuant to this item 7.01 as Exhibit 99.1 to this Current Report on Form 8-K.

The information included in this Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing (including any Item of this filing) pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in this or such filing, incorporating by reference such information.

ITEM 9.01. Financial Statements and Exhibits.

(d)       Exhibits .

10.1	Letter Agreement dated June 6, 2007 between Friedli Corporate Finance, Inc. and Osiris Therapeutics, Inc. establishing the terms of the private placement of $20.0 million of unregistered common stock.

10.2	Form of Subscription Agreement, dated June 6, 2007, by and between the Registrant and Private Placement Investor.

99.1	Press Release of the Registrant dated June 6, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Osiris has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OSIRIS THERAPEUTICS, INC.

Dated: June 6, 2007	By:	/s/ CARY J. CLAIBORNE
Cary J. Claiborne
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Letter Agreement dated June 6, 2007 between Friedli Corporate Finance, Inc. and Osiris Therapeutics, Inc. establishing the terms of the private placement of $20.0 million of unregistered common stock
10.2	Form of Subscription Agreement, dated June 6, 2007, by and between the Registrant and Private Placement Investor
99.1	Press Release of the Registrant dated June 6, 2007